CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-52032, 333-08035, 33-80869, and 333-116102 of The Greenbrier Companies, Inc. on Forms S-8 of our reports dated November 14, 2003 (July 27, 2004 as to the effects of discontinued operations subsequently retained as described in Note 1 and subsequent events as described in Note 24), appearing in this Current Report on Form 8-K of The Greenbrier Companies, Inc. dated July 29, 2004.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
July 29, 2004